M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

Edison, New Jersey—February 10, 2011—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2010.

Recent highlights include:

-	Reported funds from operations, excluding a non-cash item, of $0.69 per diluted share;

-	Reported net income, excluding a non-cash item, of $0.19 per diluted share;

-	Reported funds from operations of $0.59 per diluted share and net income of $0.09 per diluted share, including a non-cash item of $0.10 per share; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2010 amounted to $54.7 million, or $0.59 per share.  For the year ended December 31, 2010, FFO available to common shareholders equaled $251.7 million, or $2.71 per share.

Net income available to common shareholders for the fourth quarter 2010 equaled $6.6 million, or $0.09 per share. For the year ended December 31, 2010, net income available to common shareholders amounted to $52.9 million, or $0.67 per share.

Included in net income and FFO for the fourth quarter and year 2010 was a $9.5 million, or $0.10 per share, non-cash impairment charge.

Excluding the net effect of this item results in net income for the fourth quarter 2010 of $14.8 million, or $0.19 per share, and FFO of $64.2 million, or $0.69 per share, and net income of $61.1 million, or $0.77 per share, and FFO of $261.3 million, or $2.81 per share, for the year ended December 31, 2010.

Total revenues for the fourth quarter 2010 were $192.2 million.  For the year ended December 31, 2010, total revenues amounted to $787.5 million.

All per share amounts presented above are on a diluted basis.

The Company had 79,605,474 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,007,668 common operating partnership units outstanding as of December 31, 2010. The Company had a total of 92,613,142 common shares/common units outstanding at December 31, 2010.

As of December 31, 2010, the Company had total indebtedness of approximately $2.1 billion, with a weighted average annual interest rate of 5.97 percent.

The Company had a debt-to-undepreciated assets ratio of 37.0 percent at December 31, 2010. The Company had an interest coverage ratio of 2.5 times for the quarter ended December 31, 2010.

"We are pleased to end the quarter with an occupancy of 89.1 percent, up from last quarter.  Despite uncertainty in the overall economy, and a lack of significant job growth, we have continued to outperform in our markets.  This is due to a number of factors that make us a preferred provider of office space - excellent property locations and asset quality, strong tenant relationships, unparalleled property management, and the financial strength that enables us to deliver on our commitments," commented Mitchell E. Hersh, president and chief executive officer.

FINANCING TRANSACTIONS

On December 15, 2010, the Company redeemed $300 million principal amount of its 7.75 percent senior unsecured notes due February 15, 2011.  The redemption price, including a make-whole premium, was 101.225 percent of the principal amount of the notes, plus accrued and unpaid interest up to the redemption date.  The Company funded the redemption price, including accrued and unpaid interest, of approximately $311.4 million from borrowing on its unsecured revolving credit facility, as well as cash on hand.  In connection with the redemption, the Company recorded approximately $3.8 million as a loss from early extinguishment of debt.

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the fourth quarter 2010, which was paid on January 14, 2011 to shareholders of record as of January 5, 2011.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period October 15, 2010 through January 14, 2011.  The dividend was paid on January 14, 2011 to shareholders of record as of January 5, 2011.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 89.1 percent leased at December 31, 2010, as compared to 89.0 percent leased at September 30, 2010.

For the quarter ended December 31, 2010, the Company executed 140 leases at its consolidated in-service portfolio totaling 1,217,717 square feet, consisting of 973,776 square feet of office space, 220,553 square feet of office/flex space and 23,388 square feet of industrial/warehouse space.  Of these totals, 422,798 square feet were for new leases and 794,919 square feet were for lease renewals and other tenant retention transactions.

For the 12 months ended December 31, 2010, the Company executed 540 leases at its consolidated in-service portfolio totaling 4,433,752 square feet, consisting of 3,446,256 square feet of office space, 948,508 square feet of office/flex space, 30,988 square feet of industrial/warehouse space and 8,000 square feet at a stand-alone retail property.  Of these totals, 1,453,097 square feet were for new leases and 2,980,655 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
Sumitomo Mitsui Banking Corporation, a global financial services provider, signed transactions totaling 71,153 square feet, consisting of five-year renewals for 40,470 square feet at Harborside Financial Center Plaza I and 30,683 square feet at Harborside Plaza 2 in Jersey City.  Harborside Plaza I is a 400,000 square-foot office building and Harborside Plaza 2 is a 761,200 square-foot office building.  Both are 100 percent leased.

-
Brach Eichler L.L.C., a law firm, signed a 13-year renewal for 41,242 square feet at 101 Eisenhower Parkway in Roseland.  The 237,000 square-foot office building, located in Eisenhower/280 Corporate Center, is 91.4 percent leased.

-	ProSight Specialty Insurance signed a ten-year, ten-month new lease for 40,310 square feet at 412 Mt. Kemble Avenue in Morris Township. This 475,100 square-foot office building is 58.6 percent leased.

-	Coyne Public Relations, LLC signed a ten-year, three-month new lease for 36,248 square feet at 5 Wood Hollow Road in Parsippany. The 317,040 square-foot office building is 84.5 percent leased.

-
Continental Casualty Company, an insurance provider, signed a five-year, six-month renewal for 19,416 square feet at 4 Century Drive, located in Mack-Cali Business Campus in Parsippany.  The 100,036 square-foot office building is 72.3 percent leased.

CENTRAL NEW JERSEY:

-
Telecommunications service provider Verizon New Jersey Inc. signed a five-year renewal for the entire 95,000 square-foot office building at 600 Horizon Drive, located in Horizon Center Business Park in Hamilton Township.

-	Novo Nordisk Inc., a diabetes focused healthcare company, signed a three-year, nine-month new lease for 48,478 square feet at 500 College Road East in Plainsboro.

-	Also at 500 College Road East, accounting firm Deloitte LLP signed a new ten-year lease for 46,803 square feet. The 158,235 square-foot office building is 71.9 percent leased.

-
Regus Business Centre LLC, provider of executive suites, signed a five-year, four-month renewal for 38,930 square feet at 100 Overlook Center in Princeton.  The 149,600 square-foot office building is 90.9 percent leased.

-
Maser Consulting P.A., consulting engineers, signed a seven-year renewal for 29,046 square feet at One River Centre, Building Two, in Middletown.  The 120,360 square-foot office building is 82.8 percent leased.

-
Supermedia Sales-East Co., publishers of print and electronic directory information, signed a three-year renewal of 15,396 square feet at 30 Knightsbridge Road, Building 5, in Piscataway.  The 332,607 square-foot office building is 80.8 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
Team Westchester LLC, a baseball training school, signed a new ten-year, seven-month lease for 22,197 square feet at 300 Executive Boulevard in Elmsford.  The 60,000 square-foot office/flex building, located in Cross Westchester Executive Park, is 100 percent leased.

-
Also at Cross Westchester Executive Park, Singer Holding Corporation, a fuel oil dealer, signed a one-year renewal for 15,000 square feet at 500 Executive Boulevard in Elmsford.  The 41,600 square-foot office/flex building is 100 percent leased.

MANHATTAN, NEW YORK:

-
TMP Worldwide Advertising and Communications LLC, signed a new ten-year, six-month lease for 37,404 square feet at 125 Broad Street.  Mack-Cali’s ownership interests of 524,476 square-feet in the building are 58.6 percent leased.

SUBURBAN PHILADELPHIA:

-
Unitrin Direct Insurance Company signed a five-year, two-month renewal for 35,829 square feet at 1150 Plymouth Meeting Mall in Plymouth Meeting.  The 167,748 square-foot office building is 69.1 percent leased.

-
Weiler Labeling Systems LLC, provider of advanced labeling solutions, signed a six-year, two month renewal for 31,825 square feet at 1256 North Church Street in Moorestown West Corporate Center in Moorestown.  The 63,495 square-foot office/flex building is 100 percent leased.

-
Also at Moorestown West Corporate Center, C&L Properties, LLC. and its affiliate, C&L Packaging, LLC., renewed leases totaling 32,810 square feet at 1245 North Church Street. C&L provides contract packing of promotional items for the pharmaceutical industry. 1245 North Church Street is a 52,810 square-foot office/flex building and is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2010 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.10.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2011, as follows:

Full Year
2011 Range
Net income available to common shareholders	$0.65 - $0.85
Add: Real estate-related depreciation and amortization	2.10
Funds from operations available to common shareholders	$2.75 - $2.95

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 10, 2011 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=3666523

The live conference call is also accessible by calling (913) 312-1481 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 10, 2011 through February 17, 2011.
A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 8204154.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2010 Form 10-K:
http://www.mack-cali.com/file-uploads/10k.10.pdf

Fourth Quarter 2010 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.10.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 277 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,000 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Revenues	2010	2009	2010	2009
Base rents	$149,908	$155,702	$602,357	$611,061
Escalations and recoveries from tenants	23,323	25,950	101,699	103,057
Construction services	13,303	5,444	62,997	21,910
Real estate services	2,214	2,909	7,874	9,359
Other income	3,408	3,664	12,553	13,538
Total revenues	192,156	193,669	787,480	758,925

Expenses
Real estate taxes	20,549	23,307	93,535	93,322
Utilities	17,011	16,323	74,077	70,927
Operating services	30,353	31,320	114,452	110,169
Direct construction costs	12,667	4,976	60,255	20,323
General and administrative	8,939	9,255	35,003	39,779
Depreciation and amortization	47,226	52,272	191,168	200,732
Impairment charge on rental property	9,521	--	9,521	--
Total expenses	146,266	137,453	578,011	535,252
Operating income	45,890	56,216	209,469	223,673

Other (Expense) Income
Interest expense	(35,982)	(38,623)	(149,329)	(140,068)
Interest and other investment income	13	21	86	570
Equity in earnings (loss) of unconsolidated joint ventures	2,063	841	2,276	(5,560)
Loss from early extinguishment of debt	(3,752)	--	(3,752)	--
Gain on reduction of other obligations	--	--	--	1,693
Total other (expense) income	(37,658)	(37,761)	(150,719)	(143,365)
Income from continuing operations	8,232	18,455	58,750	80,308
Discontinued Operations:
Income (loss) from discontinued operations	--	(175)	242	(17)
Impairment charge on rental property	--	(16,563)	--	(16,563)
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	--	4,447	--
Total discontinued operations, net	--	(16,738)	4,689	(16,580)
Net income	8,232	1,717	63,439	63,728
Noncontrolling interest in consolidated joint ventures	(19)	(37)	262	943
Noncontrolling interest in Operating Partnership	(1,086)	(2,645)	(8,133)	(12,550)
Noncontrolling interest in discontinued operations	--	2,471	(668)	2,447
Preferred stock dividends	(500)	(500)	(2,000)	(2,000)
Net income available to common shareholders	$6,627	$1,006	$52,900	$52,568

PER SHARE DATA:
Basic earnings per common share	$0.09	$0.01	$0.67	$0.71

Diluted earnings per common share	$0.09	$0.01	$0.67	$0.71

Basic weighted average shares outstanding	79,412	78,561	79,224	74,318

Diluted weighted average shares outstanding	92,510	92,303	92,477	88,389

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income available to common shareholders	$6,627	$1,006	$52,900	$52,568
Add: Noncontrolling interest in Operating Partnership	1,086	2,645	8,133	12,550
Noncontrolling interest in discontinued operations	--	(2,471)	668	(2,447)
Real estate-related depreciation and amortization on continuing operations (1)	48,343	53,633	195,467	210,352
Real estate-related depreciation and amortization on discontinuing operations	--	453	409	1,811
Deduct: Discontinued operations-Realized (gains) losses and unrealized losses on disposition of rental property	--	--	(4,447)	--
Equity in earnings-gain on disposition	(1,400)	--	(1,400)	--
Funds from operations available to common shareholders (2)	$54,656	$55,266	$251,730	$274,834

Diluted weighted average shares/units outstanding (3)	92,510	92,303	92,477	88,389

Funds from operations per share/unit – diluted	$0.59	$0.60	$2.71	$3.11

Dividends declared per common share	$0.45	$0.45	$1.80	$1.80

Dividend payout ratio:
Funds from operations-diluted	76.17%	75.16%	66.13%	57.89%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$5,745	$5,004	$13,713	$10,885
Tenant improvements and leasing commissions	$11,998	$14,642	$40,320	$51,267
Straight-line rent adjustments (4)	$2,615	$2,502	$8,000	$7,606
Amortization of (above)/below market lease intangibles, net (5)	$235	$1,226	$1,512	$6,050
Impairment charge on rental property	$9,521	$16,563	$9,521	$16,563
Gain on reduction of other obligations	--	--	--	$1,693
Impairment charge included in equity in earnings (loss) (6)	--	--	--	$4,010

(1) Includes the Company’s share from unconsolidated joint ventures of $1,254 and $1,514 for the quarter ended December 31, 2010 and 2009, respectively, and $4,816 and $10,294 for the year ended December 31, 2010 and 2009, respectively.

(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,008 shares and 13,605 shares for the quarter ended quarter ended December 31, 2010 and 2009, respectively, and 13,149 and 14,028 for the year ended December 31, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $87 and $30 for the quarter ended December 31 30, 2010 and 2009, respectively, and $180 and $285 for the year ended December 31, 2010 and 2009, respectively.

(5) Includes the Company’s share from unconsolidated joint ventures of $8 and $7 for the quarter ended December 31, 2010 and 2009, respectively, and $34 and $582 for the year ended December 31, 2010 and 2009, respectively.

(6) Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share and Funds from Operations Excluding Certain Non-Cash Items Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income available to common shareholders	$0.09	$0.01	$0.67	$0.71
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.52	0.58	2.11	2.38
Real estate-related depreciation and amortization on discontinued operations	--	--	--	0.02
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property	--	--	(0.05)	--
Equity in earnings-gain on disposition	(0.02)	--	(0.02)	--
Noncontrolling interest / rounding adjustment	--	0.01	--	--
Funds from operations available to common shareholders (2)	$0.59	$0.60	$2.71	$3.11
Add: Non-cash impairment charge on rental property	0.10	0.18	0.10	0.19
Non-cash impairment charges from equity in earnings (loss) in unconsolidated joint ventures	--	--	--	0.04
Deduct: Non-cash gain from reduction of other obligations	--	--	--	(0.02)
FFO Excluding Items	$0.69	$0.78	$2.81	$3.32

Dividend payout ratio for FFO Excluding Items	64.87%	57.83%	63.71%	54.28%

Diluted weighted average shares/units outstanding (3)	92,510	92,303	92,477	88,389

(1) Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.02 for the quarter ended December 31, 2010 and 2009, respectively, and $0.05 and $0.12 for the year ended December 31, 2010 and 2009, respectively.

(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion , see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,008 shares and 13,605 shares for the quarter ended December 31, 2010 and 2009, respectively, and 13,149 shares and 14,028 for the year ended December 31, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	December 31,
	2010	2009
Assets:
Rental property
Land and leasehold interests	$ 771,960	$ 771,794
Buildings and improvements	3,970,177	3,948,509
Tenant improvements	470,098	456,547
Furniture, fixtures and equipment	4,485	9,358
	5,216,720	5,186,208
Less-accumulated deprec. & amort.	(1,278,985)	(1,153,223)
Net investment in rental property	3,937,735	4,032,985
Cash and cash equivalents	21,851	291,059
Investments in unconsolidated joint ventures	34,220	35,680
Unbilled rents receivable, net	126,917	119,469
Deferred charges and other assets, net	212,038	213,674
Restricted cash	17,310	20,681
Accounts receivable, net	12,395	8,089

Total assets	$4,362,466	$4,721,637

Liabilities and Equity:
Senior unsecured notes	$1,118,451	$1,582,434
Revolving credit facility	228,000	--
Mortgages, loans payable and other obligations	743,043	755,003
Dividends and distributions payable	42,176	42,109
Accounts payable, accrued expenses and other liabilities	101,944	106,878
Rents received in advance and security deposits	57,877	54,693
Accrued interest payable	27,038	37,330
Total liabilities	2,318,529	2,578,447
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
79,605,474 and 78,969,752 shares outstanding	796	789
Additional paid-in capital	2,292,641	2,275,716
Dividends in excess of net earnings	(560,165)	(470,047)
Total Mack-Cali Realty Corporation stockholders’ equity	1,758,272	1,831,458

Noncontrolling interests in subsidiaries:
Operating Partnership	283,219	308,703
Consolidated joint ventures	2,446	3,029
Total noncontrolling interests in subsidiaries	285,665	311,732

Total equity	2,043,937	2,143,190

Total liabilities and equity	$4,362,466	$4,721,637